                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934



FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                                   Cyrk, Inc.

                (Name of Registrant as Specified In Its Charter)






PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               [Cyrk, Inc. Logo]


                              101 EDGEWATER DRIVE


                         WAKEFIELD, MASSACHUSETTS 01880

                                 (781) 876-5800

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------


To the Stockholders of CYRK, Inc.


     Notice is hereby given that our 2001 Annual Meeting of Stockholders will be held at The Four Seasons Hotel, 300 S. Doheny Drive, Los Angeles, California on May 22, 2001, at 10:00 a.m. (local time), to consider and act on the following matters:

     1. To elect three Class II directors to serve for a term of three years and until their successors are elected and qualified;

     2. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2001 fiscal year;

     3. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to change the name of the Company from Cyrk, Inc. to Simon Worldwide, Inc.; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


April 24, 2001                                           By Order of the Board of Directors
                                                         Patricia J. Landgren
                                                         Secretary



     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                               [Cyrk, Inc. Logo]

                              101 EDGEWATER DRIVE


                         WAKEFIELD, MASSACHUSETTS 01880

                                 (781) 876-5800

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION


     This Proxy Statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 22, 2001 at The Four Seasons Hotel, 300 S. Doheny Drive, Los Angeles, California and at any adjournment of the meeting.


     Proxies in the form enclosed will be voted at the meeting if they are properly executed, dated and returned to us prior to the meeting and are not revoked prior to the voting. In addition to the enclosed proxy card, you may choose to vote your shares by using a toll-free telephone number or the Internet, as further described on your proxy card. Votes submitted via the Internet or via telephone must be received by 5:00 p.m. Eastern Standard Time on May 20, 2001.

     A proxy may be revoked at any time before it is voted by giving our Secretary written notice of revocation executed by the stockholder of record, by delivering a duly executed proxy bearing a later date, or by the stockholder attending the meeting and voting his or her shares in person.

     In this proxy statement, Overseas Toys, L.P., an affiliate of The Yucaipa Companies and the holder of all of Cyrk's outstanding series A senior cumulative participating convertible preferred stock, is usually referred to as Yucaipa. Cyrk's series A senior cumulative participating convertible preferred stock is usually referred to in this Proxy Statement as the series A preferred stock.


     This Proxy Statement is being mailed to our stockholders with a Notice of Annual Meeting on or about April 24, 2001.



MATTERS TO BE CONSIDERED


     The Annual Meeting has been called for the following purposes:

     1. To elect three Class II directors to serve for a term of three years and until their successors are elected and qualified;

     2. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as Cyrk's independent auditors for the 2001 fiscal year;

     3. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from Cyrk, Inc. to Simon Worldwide, Inc.; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE AND VOTING


     Only stockholders of record at the close of business on April 2, 2001, the record date, are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting. At the close of business on the record date, there were 16,112,791 shares of our common stock and 25,757.53 shares of our series A preferred stock so held. The shares represented by duly executed proxies in the form solicited by the Board of Directors will be voted at the meeting in accordance with the choices specified thereon. If a proxy is executed, but no choice is specified, the shares will be voted as follows:

     1. FOR the election of the nominees to the Board of Directors named herein;

     2. FOR the ratification of the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2001 fiscal year; and

     3. FOR the amendment to the Certificate of Incorporation changing the name of the Company to Simon Worldwide, Inc.

     4. In the discretion of the proxy holders as to the transaction of any other business that may properly come before the meeting. The directors do not currently know of any such other matter or business to be brought before the meeting.


QUORUM, ABSTENTIONS, NON-VOTES AND VOTE REQUIRED


     The presence in person or representation by proxy of the holders of a majority in interest of all of the shares of common stock and series A preferred stock (i.e. calculated on an "as converted" basis) entitled to vote is necessary to constitute a quorum for the matters to be voted upon. In the absence of a quorum, the stockholders present may nevertheless adjourn the meeting.

     A holder of record of our common stock is entitled to one vote for each share so held on the record date. A holder of our series A preferred stock is entitled to one vote for each share of common stock issuable upon conversion of such preferred stock as of the record date. The holders of the series A preferred stock and common stock shall vote as a single class on the matters to be covered at the meeting. Abstentions and broker non-votes (i.e., the lack of a vote on a matter as to which the holder has no voting authority) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting.

     The affirmative vote of the holders of a plurality of the votes cast either in person or by proxy is required to elect directors. Approval of the amendment to the Certificate of Incorporation requires the affirmative vote "for" such amendment of the holders of a majority of the outstanding stock of the Company. Approval of each other matter before the meeting requires the affirmative vote of the holders of a majority of the aggregate number of votes voted "for" and "against" such matter.


PROXY SOLICITATION AND EXPENSES


     The accompanying proxy is being solicited on behalf of our Board of Directors, and all expenses for such solicitation will be borne by us. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees and, if deemed necessary, through a third party solicitation agent by means of personal interview, telephone, facsimile, telegram or the Internet. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of our common stock and to forward solicitation materials to such beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such stockholders.

                              PROPOSAL NUMBER ONE:



                             ELECTION OF DIRECTORS



     Our certificate of incorporation provides that the number of directors shall be determined from time to time by the Board of Directors (but shall be no less than three and no more than fifteen) and that the Board shall be divided into three classes. On September 1, 1999, Cyrk entered into a Securities Purchase Agreement with Yucaipa, pursuant to which Cyrk agreed to fix the size of the Board at seven members, of which Yucaipa currently has the right to designate three individuals to be nominated to the Board. On November 10, 1999, Ronald W. Burkle, George G. Golleher and Richard Wolpert were the three Yucaipa nominees elected to our Board. Mr. Wolpert resigned from our Board on February 7, 2000. Thereafter, Yucaipa requested that Erika Paulson be named as its third designee to the Board and on May 25, 2000 the Board elected Ms. Paulson to fill the vacancy created by Mr. Wolpert's resignation. The newly elected Class II directors will hold office until the 2004 Annual Meeting of stockholders and until their successors are elected and qualified. The nominees are currently directors and have expressed their intention to serve if re-elected. Should any nominee be unable to serve when elected, the proxy holders may vote each proxy (unless authority has been withheld for such nominee) for the election of any other person the Board may recommend. The proxy solicited by this Proxy Statement cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.


     The following table sets forth the names and ages of the nominees and the directors, the year in which each individual was first elected a director and the year his/her term expires:

                                                                       YEAR TERM    DIRECTOR
NAME                                                   AGE    CLASS     EXPIRES      SINCE
----                                                   ---    -----    ---------    --------
Joseph W. Bartlett...................................  67      I         2003         1993
Patrick D. Brady.....................................  45     III        2002         1990
Allan I. Brown.......................................  60      I         2003         1999
Ronald W. Burkle (nominee)...........................  48      II        2001         1999
Joseph Anthony Kouba.................................  53     III        2002         1997
George G. Golleher (nominee).........................  53      II        2001         1999
Erika Paulson (nominee)..............................  27      II        2001         2000


BUSINESS HISTORY OF DIRECTORS AND THE NOMINEES



     MR. BARTLETT has been a partner in the law firm of Morrison & Foerster LLP since March 1996. He was a partner in the law firm of Mayer, Brown & Platt from July 1991 until March 1996. From 1969 until November 1990, Mr. Bartlett was a partner of, and from November 1990 until June 1991 he was of counsel to, the law firm of Gaston & Snow. Mr. Bartlett served as under secretary of the United States Department of Commerce from 1967 to 1968 and as law clerk to the Chief Justice of the United States in 1960.



     MR. BRADY is one of our founders and has served as one of our directors since Cyrk's incorporation in 1990. Since November 1999, he has served as our Co-Chief Executive Officer and Co-President, and since March 2000, Mr. Brady is responsible for Cyrk's Internet-related operations. Mr. Brady was our Chief Operating Officer and Treasurer from May 1990 until May 1993, and served as our Chief Financial Officer from May 1993 to September 1994. Mr. Brady was our President and Chief Operating Officer from May 1993 to November 1999 and our Chief Executive Officer from December 1998 to November 1999. Mr. Brady is a party to a Voting Agreement, dated

September 1, 1999, with Yucaipa, Gregory P. Shlopak, Allan I. Brown, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Mr. Brady and each of Messrs. Shlopak, Brown and Stanton have agreed to vote all of the shares beneficially held by them to elect Yucaipa's nominees to our Board.



     MR. BROWN has been our Co-Chief Executive Officer and Co-President since November 1999. Since March 2000, Mr. Brown is responsible for the global operations of Cyrk's traditional businesses, including our Simon Marketing, Inc. subsidiary. Since November of 1975, Mr. Brown has also served as the Chief Executive Officer of Simon Marketing, Inc. Mr. Brown is party to a Voting Agreement with Yucaipa, Mr. Brady, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Mr. Brown and each of Messrs. Brady, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect Yucaipa's nominees to our Board.



     MR. BURKLE is the founder and managing partner of The Yucaipa Companies. He is a member of the Boards of KB Home Corporation and Occidental Petroleum Corporation. He also serves as member of the Executive Board for the Medical Sciences at UCLA; Co-Chairman of the Center of International Relations at UCLA; trustee of the J. Paul Getty Trust; Member of the Board of the Carter Center; trustee of the National Urban League; and founder and Chairman of the Board of Trustees of the Ralphs/Food 4 Less Foundation. Pursuant to a Voting Agreement, dated September 1, 1999, among Yucaipa, Mr. Brady, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, if Mr. Burkle is nominated for election as a director at Yucaipa's request, each of Messrs. Brady, Brown, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect him to the Board.



     MR. GOLLEHER served as President and Chief Operating Officer of Fred Meyer, Inc. from March 1998 to June 1999, and also served as a member of its Board of Directors. Mr. Golleher served as Chief Executive Officer of Ralphs Grocery Company from January 1996 to March 1998 and was Vice Chairman from June 1995 to January 1996. He was a director of Food 4 Less Supermarkets since its inception in 1989 and was the President and Chief Operating Officer of Food 4 Less Supermarkets from January 1990 until its merger with Ralphs Grocery Company in June 1995. Mr. Golleher serves as Chairman of the Board of American Restaurant Group and also as Chairman of the Board of Furr's Supermarkets, Inc. in New Mexico. Pursuant to a Voting Agreement, dated September 1, 1999, among Yucaipa, Mr. Brady, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, if Mr. Golleher is nominated for election as a director at Yucaipa's request, each of Messrs. Brady, Brown, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect him to the Board.



     MR. KOUBA has served since 1980 as the President and a director of Highwood Properties, Inc., a company which is engaged in the real estate investment business. Additionally, since 1998, Mr. Kouba has been a principal of Summit Media LLC, a provider of outdoor advertising services.



     MS. PAULSON is a partner of Yucaipa, which she joined in 1997. Prior to joining Yucaipa, Ms. Paulson served from August 1995 to June 1997 as a member of the corporate finance division at Bear, Stearns & Co., Inc. Pursuant to a Voting Agreement, dated September 1, 1999, among Yucaipa, Mr. Brady, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, if Ms. Paulson is nominated for election as a director at Yucaipa's request, each of Messrs. Brady, Brown, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect her to the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.


MEETINGS OF THE BOARD AND ITS COMMITTEES


     During 2000, the Board of Directors held a total of 10 meetings in 2000. All directors attended at least 75% of the meetings of the Board of Directors. In addition, the Board transacted certain business through written consents. The only standing committees of the Board are the Audit Committee, the Compensation Committee and the Executive Committee.


THE AUDIT COMMITTEE



     The Audit Committee (comprised of Messrs. Bartlett and Kouba until February 2000; and since February 2000, comprised of Messrs. Golleher, Bartlett and Kouba) is responsible for our internal control environment so as to insure the effectiveness and efficiency of our operating and financial controls, corporate governance, the reliability of our financial reporting and our compliance with applicable law. The committee also recommends our independent auditors and periodically reviews their services. The Audit Committee held one meeting during 2000, which was attended by each director serving on the committee.



THE COMPENSATION COMMITTEE


     The Compensation Committee (comprised of Messrs. Bartlett and Kouba during 1999; and since February 2000, comprised of Messrs. Burkle, Bartlett and Kouba) reviews and determines compensation payable to our Co-Chief Executive Officers and administers our stock plans. The Committee and the Co-Chief Executive Officers determine the compensation payable to the other executive officers. There were three meetings held by the Compensation Committee during 2000 which were attended by each director serving on the committee except that Mr. Burkle did not attend one of the Compensation Committee meetings.


THE EXECUTIVE COMMITTEE


     The Executive Committee (comprised of Messrs. Brady, Brown and Burkle) exercises the power and authority of the Board, other than the powers and authority delegated to the Audit Committee and the Compensation Committee, as may be necessary during the intervals between meetings of the Board, subject to such limitations as are provided by law or by resolution of the Board. There were three meetings held by the Executive Committee during 2000, which were attended by each director serving on the committee.


DIRECTORS' COMPENSATION


     Directors who are also employees (or are affiliated with Yucaipa) receive no compensation for their services on the Board. Directors who are not employees (and are not affiliated with Yucaipa) are reimbursed for reasonable out-of-pocket expenses incurred in attending any meetings. In addition, such non-employee directors (who are not affiliated with Yucaipa) are entitled to receive an annual payment of $25,000, a payment of $2,000 for each Board of Directors meeting that such non-employee director attends in person, and 5,000 options each year.

     We may also provide additional compensation to our non-employee directors for special assignments performed from time to time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following tables set forth certain information regarding beneficial ownership of our common stock at March 31, 2001. Except as otherwise indicated in the footnotes, we believe that the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to the shares of our common stock shown as beneficially owned by them.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table sets forth each person known by us (other than directors, nominees and executive officers) to own beneficially 5% or more of the outstanding common stock.


                                                            NUMBER OF SHARES
                                                            OF COMMON STOCK      PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    BENEFICIALLY OWNED      CLASS(2)
---------------------------------------                    ------------------    -------------
YUCAIPA AND AFFILIATES:
Overseas Toys, L.P.(3)...................................      4,788,791             22.9%
  OA3, LLC(3)
  Multi-Accounts, LLC(3)
  Ronald W. Burkle(3)
Dimensional Fund Advisors, Inc.(4).......................      1,299,300              8.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Franklin Resources, Inc.(5)..............................      1,085,000              6.7%
  777 Mariners Island Boulevard,
  6th Floor
  San Marco, CA 94404
H. Ty Warner(6)..........................................      1,075,610              6.6%
  P.O. Box 5377
  Oak Brook, IL 60522
Eric Stanton(7)..........................................      1,041,386              6.5%
  c/o Simon Marketing, Inc.
  Evergo House
  38 Gloucester Road
  Wanchai
  Hong Kong
Gregory P. Shlopak(8)....................................      1,064,900              6.6%
  63 Main Street
  Gloucester, MA 01930


-------------------------


(1) The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the stockholder has sole or shared voting or investment power and any shares of common stock that the stockholder has a right to acquire within sixty (60) days after March 31, 2001 through the exercise of any option, warrant or other right

    (including the conversion of the series A preferred stock). The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options, warrants or other rights into shares of common stock (including the conversion of the series A preferred stock).

(2) Based on 16,112,791 shares of common stock outstanding as of March 31, 2001.


(3) Represents approximately 3,122,124 shares of common stock issuable upon conversion of 25,757.53 shares of outstanding series A preferred stock and 1,666,667 shares of common stock issuable upon conversion of 15,000 shares of series A preferred stock issuable pursuant to a warrant which is currently exercisable. Overseas Toys, L.P. is an affiliate of Yucaipa and is the record holder of all of the outstanding shares of series A preferred stock and the warrant to acquire the shares of series A preferred stock. Multi-Accounts, LLC is the sole general partner of Overseas Toys, L.P., and OA3, LLC is the sole managing member of Multi-Accounts, LLC. Ronald W. Burkle is the sole managing member of OA3, LLC. The address of each of Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC, and Ronald W. Burkle is 9130 West Sunset Boulevard, Los Angeles, California 90069.



    Overseas Toys, L.P. is party to a Voting Agreement, dated September 1, 1999, with Patrick D. Brady, Allan I. Brown, Gregory P. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC, and Ronald W. Burkle may be deemed to have shared voting power over 9,475,104 shares for the purpose of election of certain nominees of Yucaipa to our Board, and may be deemed to be members of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC and Ronald W. Burkle disclaim beneficial ownership of any shares, except for the shares as to which they possess sole dispositive and voting power.


(4) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Dimensional Fund Advisors Inc., or Dimensional, is a registered investment advisor for four investment companies and also serves as investment manager to certain other investment vehicles. In its roles as investment advisor and investment manager, Dimensional has indicated that it has the sole power to vote, or to direct the vote of, and the sole power to dispose, or direct the disposition of, all of the shares. Dimensional disclaims beneficial ownership of all of the shares.


(5) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. The shares are beneficially owned by one or more investment companies or other managed accounts which are advised by investment advisor subsidiaries of Franklin Resources, Inc. and grant the Franklin Resources, Inc. subsidiaries sole voting power and sole dispositive power as to all of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal stockholders of Franklin Resources.


(6) Includes 100,000 shares issuable pursuant to a warrant which is currently exercisable.

(7) Eric Stanton, as trustee of the Eric Stanton Self-Declaration of Revocable Trust, has the sole power to vote, or to direct the vote of, and the sole power to dispose, or to direct the disposition of, 1,041,386 shares. Mr. Stanton, as trustee of the Eric Stanton Self-Declaration of Revocable

    Trust, is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa and Messrs. Brown, Brady and Shlopak, and the Shlopak Foundation Trust and the Cyrk International Foundation Trust, pursuant to which Messrs. Brady, Brown, Shlopak and Stanton and the trusts have agreed to vote in favor of certain nominees of Yucaipa to our Board. Mr. Stanton expressly disclaims beneficial ownership of any shares except for the 1,041,386 shares as to which he possesses sole voting and dispositive power.


(8) Includes 84,401 shares held by a private charitable foundation as to which Mr. Shlopak, as trustee, has sole voting and dispositive power. Mr. Shlopak is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Patrick D. Brady, Allan I. Brown, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Messrs. Brady, Brown, Shlopak and Stanton and the trusts have agreed to vote in favor of certain nominees of Yucaipa to our Board. Mr. Shlopak expressly disclaims beneficial ownership of any shares except for the 1,064,900 shares as to which he possesses sole voting and dispositive power.

                        SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth information at March 31, 2001 regarding the beneficial ownership of our common stock (including common stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2001) by each director and nominee, each executive officer named in the Summary Compensation Table, and by all of our directors, nominees and executive officers as a group.


                                                      NUMBER OF SHARES
                                                      OF COMMON STOCK      PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)              BENEFICIALLY OWNED    OF CLASS(2)
---------------------------------------              ------------------    -----------
Ronald W. Burkle(3)................................      4,788,791            22.9%
Patrick D. Brady(4)................................      1,507,822             9.2%
Allan I. Brown(5)..................................      1,072,205             6.7%
Terry B. Angstadt..................................          6,992               *
Ted L. Axelrod(6)..................................         54,786               *
Dominic F. Mammola(7)..............................         63,065               *
Joseph W. Bartlett(8)..............................         72,500               *
Joseph Anthony Kouba(9)............................         32,500               *
George G. Golleher(10).............................         17,500               *
Erika Paulson......................................             --               *
All directors, nominees and executive officers as a
  group (ten persons)(11)..........................      7,616,161            35.7%


-------------------------

  *  Represents less than 1%


 (1) The address of each of the directors and executive officers is c/o
     Cyrk, Inc., 101 Edgewater Drive, Wakefield, Massachusetts 01880. The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the stockholder has sole or shared voting or investment power and any shares of common stock that the stockholder has a right to acquire within sixty (60) days after March 31, 2001 through the exercise of any option, warrant or other right (including the conversion of the series A preferred stock). The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options, warrants or other rights (including the conversion of the series A preferred stock) into shares of common stock.


 (2) Based on 16,112,791 shares of common stock outstanding as of March 31, 2001.

 (3) Represents 3,122,124 shares of common stock issuable upon conversion of 25,757.53 shares of outstanding series A preferred stock and 1,666,667 shares of common stock issuable upon conversion of 15,000 shares of series A preferred stock issuable pursuant to a warrant which is currently exercisable. Overseas Toys, L.P. is an affiliate of Yucaipa and is the record holder of all of the outstanding shares of series A preferred stock and the warrant to acquire the shares of series A preferred stock. Multi-Accounts, LLC is the sole general partner of Overseas Toys, L.P. OA3, LLC is the sole managing member of Multi-Accounts, LLC. Ronald W. Burkle is the sole managing member of OA3, LLC. The address for each of Overseas Toys, L.P., Multi-

     Accounts, LLC, OA3, LLC and Ronald W. Burkle is 9130 West Sunset Boulevard, Los Angeles, California 90069.



     Overseas Toys, L.P. is party to a Voting Agreement, dated September 1, 1999, with Patrick D. Brady, Allan I. Brown, Gregory P. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC, and Ronald W. Burkle may be deemed to have shared voting power over 9,475,104 shares for the purpose of election of certain nominees of Yucaipa to our Board, and may be deemed to be members of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC and Ronald W. Burkle expressly disclaim beneficial ownership of any shares, except for the shares as to which they possess sole dispositive and voting power.


 (4) Includes (1) 90,408 shares held by a private charitable foundation as to which Mr. Brady, as trustee, has sole voting and dispositive power and (2) 230,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2001. Mr. Brady is party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Messrs. Brown, Shlopak, Stanton, Yucaipa and the trusts have agreed to vote in favor of certain nominees of Yucaipa to our Board. Mr. Brady expressly disclaims beneficial ownership of any shares except for the 1,507,822 shares as to which he possesses sole dispositive and voting power.

 (5) Allan Brown has the sole power to vote, or to direct the vote of, and the sole power to dispose, or to direct the disposition of, 1,072,205 shares. Mr. Brown is party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Mr. Brady, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Messrs. Brady, Brown, Shlopak and Stanton and the trusts have agreed to vote in favor of certain nominees of Yucaipa to our Board. Mr. Brown expressly disclaims beneficial ownership of any shares except for the 1,072,205 shares as to which he possesses sole voting and dispositive power.

 (6) The 54,786 shares are issuable pursuant to stock options exercisable within 60 days of March 31, 2001.

 (7) Includes 62,312 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2001.

 (8) The 72,500 shares are issuable pursuant to stock options exercisable within 60 days of March 31, 2001.

 (9) The 32,500 shares are issuable pursuant to stock options exercisable within 60 days of March 31, 2001.

(10) Includes 15,000 shares of common stock held by Mr. Golleher and 2,500 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2001.

(11) Includes (1) 90,408 shares held by a private charitable foundation as to which Mr. Brady, as trustee, has sole voting and dispositive power, (2) a total of 454,598 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2001 and (3) 3,122,124 shares of common stock issuable upon conversion of 25,757.53 shares of outstanding series A preferred stock and 1,666,667 shares of common stock issuable upon conversion of 15,000 shares of series A preferred stock issuable pursuant to a warrant which is currently exercisable.

                             EXECUTIVE COMPENSATION


     The following table sets forth the compensation we paid or accrued for services rendered in 2000, 1999, and 1998, respectively, by our Co-Chief Executive Officers and our other three executive officers.


                           SUMMARY COMPENSATION TABLE



                                                                                 LONG TERM
                                               ANNUAL COMPENSATION(1)           COMPENSATION
                                        -------------------------------------   ------------
                                                                    OTHER        SECURITIES
                                                                    ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY      BONUS       COMPENSATION     OPTIONS      COMPENSATION
---------------------------      ----   --------   ----------    ------------   ------------   ------------
Allan I. Brown(2)..............  2000   $628,846   $  800,000        --                --       $1,213,508(3)
  Co-Chief Executive             1999   $300,000   $2,850,000        --                --       $  994,428
  Officer and Co-President
Patrick D. Brady...............  2000   $600,000           --        --                --       $  114,524(4)
  Co-Chief Executive             1999   $346,153   $  500,000        --                --       $  287,114
  Officer and Co-President       1998   $300,000   $  250,000        --                --       $  252,153
Terry B. Angstadt(5)...........  2000   $225,000           --        --                --       $  664,700(6)
  Executive Vice President       1999   $225,000   $  100,000        --                --       $   25,029
                                 1998   $189,999   $   48,000        --            15,000       $   23,124
Dominic F. Mammola.............  2000   $300,000   $  250,000        --                --       $  105,241(7)
  Executive Vice President       1999   $250,000   $  250,000        --                --       $   26,443
  and Chief Financial Officer    1998   $206,346   $  125,000        --            15,000       $   22,308
Ted L. Axelrod.................  2000   $250,000   $  300,000        --                --       $   41,244(8)
  Executive Vice President       1999   $250,000   $  250,000        --                --       $   16,123
                                 1998   $200,000   $  125,000        --            15,000       $   15,095


-------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted for all of the executive officers, except for Mr. Brown, because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for such executive officers for 2000, 1999, and 1998.

(2) Mr. Brown joined us in June 1997 and became an executive officer on November 10, 1999.


(3) Represents (1) $5,100 contributed by us to our 401(k) plan on behalf of Mr. Brown, (2) $611,326 of other compensation paid directly by us to Mr. Brown or on his behalf, (3) $220,794 paid by us on behalf of Mr. Brown for medical, legal, accounting and other expenses, and (4) $376,288, the benefit to Mr. Brown of the payment in 2000 with respect to a split dollar life insurance policy, calculated as the present value of an interest free loan of the premiums to Mr. Brown over his present actuarial life expectancy. See "Insurance Arrangements."



(4) Represents (1) $5,100 contributed by us to our 401(k) plan on behalf of Mr. Brady, (2) $12,662 in premiums paid for by us for term life insurance policies for the benefit of Mr. Brady's estate, (3) $23,140 in premiums paid by us with respect to the cash surrender value benefit payable to Mr. Brady's estate under certain reverse split-dollar life insurance policies and (4) $73,622, such amount representing the benefit to Mr. Brady of the payment by us in 2000 of premiums with respect to certain split-dollar life insurance policies, calculated as the present value of an interest-free loan of the premiums to Mr. Brady over his present actuarial life expectancy. See "Insurance Arrangements."


(5) As a result of a reallocation of his duties during 2000 to focus on Cyrk's e-business subsidiary, Mr. Angstadt no longer serves as an executive officer.



(6) Represents (1) $5,100 contributed by us to our 401(k) plan on behalf of Mr. Angstadt and (2) a payment of $329,800 and a deferred payment to be made to Mr. Angstadt in 2001 of $329,800 in connection with the reallocation of his duties. See "Employment and Severance Agreements."



(7) Represents (1) $5,100 contributed by us to our 401(k) plan on behalf of Mr. Mammola, (2) $3,612 in premiums paid for by us for a term life insurance policy for the benefit of Mr. Mammola's estate, (3) $32,057 paid by us associated with an automobile lease and related taxes, (4) $47,759 in forgiveness of a loan by us to Mr. Mammola, and (5) $16,713, such amount representing the benefit to Mr. Mammola of the payment by us in 2000 of premiums with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premium to Mr. Mammola over his present actuarial life expectancy. See "Insurance Arrangements."



(8) Represents (1) $5,100 contributed by us to our 401(k) plan on behalf of Mr. Axelrod, (2) $26,315 paid by us associated with an automobile lease and related taxes, (3) $9,829, such amount representing the benefit to Mr. Axelrod of the payment by us in 1999 of premiums with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premium to Mr. Axelrod over his present actuarial life expectancy. See "Insurance Arrangements."

                     OPTION GRANTS IN THE LAST FISCAL YEAR


     Cyrk did not grant stock options to any of its executive officers during 2000.


              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR


                       AND FISCAL YEAR-END OPTION VALUES


     The following table sets forth for each of our executive officers certain information regarding exercises of stock options during 2000 and stock options held at the end of 2000.




                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                               SHARES                      UNDERLYING                 IN-THE-MONEY
                              ACQUIRED                 UNEXERCISED OPTIONS             OPTIONS AT
                                 ON       VALUE        AT FISCAL YEAR-END          FISCAL YEAR-END(1)
NAME                          EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          --------   --------   -------------------------   -------------------------
Allan I. Brown..............    --         --                  --/--                      --/--
Patrick D. Brady............    --         --             230,000/--                      --/--
Terry B. Angstadt(2)........    --         --                  --/--                      --/--
Dominic F. Mammola..........    --         --              62,312/5,000                   --/--
Ted L. Axelrod..............    --         --              54,786/5,000                   --/--


-------------------------

(1) This "value" is the difference between the market price of our common stock subject to the options on December 31, 2000 ($3.00 per share) and the option exercise (purchase) price, assuming the options were exercised and the shares sold on that date.

(2) In connection with the reallocation of his duties, Mr. Angstadt forfeited all of his options.


                             INSURANCE ARRANGEMENTS


     We provide split-dollar life insurance benefits to Messrs. Brady and Brown. We have also agreed to pay the premiums for two whole life policies on the life of Mr. Brady. We have certain rights to borrow against these policies insuring the life of Mr. Brady and the right to receive an amount equal to all premiums paid by us not later than upon the death of the insured executive. The irrevocable trusts established by Mr. Brady and Mr. Brown which own the foregoing policies are entitled to borrow against these policies, subject to certain limitations, while we have an interest in these policies. The trusts are also entitled to receive the death benefits under the policies net of the cumulative premiums paid by us. The aggregate annual premium amount payable by us in 2000 in respect of the split-dollar policies insuring the lives of Mr. Brady and Mr. Brown are $80,000 and $449,664 respectively.

     We also provide Mr. Brady with a reverse split-dollar life insurance policy pursuant to which we pay the premiums on universal life insurance policies on the life of Mr. Brady. Upon the death of Mr. Brady, assuming the policies are still in force, we are entitled to receive the death benefit ($4,250,000 on the life) and Mr. Brady's estate is entitled to receive the cash surrender value of the policy. Pursuant to an employment agreement between Cyrk and Mr. Brady which took effect on November 10, 1999, Cyrk is obligated to pay no more than $80,000 per year in annual premiums under his split-dollar insurance policies.

     We also provide split-dollar life insurance benefits to our other executive officers, Messrs. Axelrod and Mammola, and have agreed to pay the premiums for a whole life policy on the life of Mr. Mammola. However, we can terminate our obligations in accordance with the respective severance or change of control agreements between us and Messrs. Axelrod and Mammola. See "Employment and Severance Agreements." We have certain rights to borrow against these policies and the right to receive upon the death of the insured executive an amount equal to the lesser of (1) the cash surrender value of the policy and (2) the aggregate amount of premiums paid by us at such date. The aggregate annual premium amount payable by us for the split-dollar policies insuring the lives of Messrs. Axelrod and Mammola is $14,954 and $25,442, respectively.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The following sets forth certain transactions, or series of similar transactions, between us and any director, nominee for director, executive officer or beneficial owner of more than 5% of our outstanding shares of common stock or series A preferred stock.


REAL ESTATE MATTERS


     We lease a warehouse and distribution facility in Danvers, Massachusetts under the terms of a lease agreement which expires December 2011 from a limited liability company which is owned by Messrs. Brady and Shlopak. The lease is triple net and the aggregate annual rent under the lease is approximately $462,000. Pursuant to a Purchase Agreement dated February 15, 2001, we sold our Corporate Promotions Group business. Pursuant to the terms of the purchase agreement, the buyer occupies the lease for the facility in Danvers, however, Cyrk remains liable under the lease to the extent that the buyer does not perform its obligations under the lease.


TRANSACTIONS WITH CERTAIN STOCKHOLDERS


     Pursuant to a Management Agreement with The Yucaipa Companies L.L.C., Yucaipa provides us with management and financial consultation services in exchange for an annual fee of $500,000 per year. In addition, under the Management Agreement, we will pay Yucaipa a consulting fee equal to one percent (1%) of the total purchase price for any acquisition or disposition transaction by us in which Yucaipa provides consultation to us. We will also reimburse Yucaipa up to $500,000 per year for all of its reasonable out-of-pocket expenses incurred in connection with the performance of its duties under the Management Agreement. The term of the Management Agreement is for five years, with automatic renewals for successive five year terms at the end of each year unless either we or Yucaipa elect not to renew. Upon a change of control of Cyrk, or a termination of the Management Agreement by Cyrk other than for cause, Yucaipa shall be entitled to receive a lump sum payment equal to amounts payable under the Management Agreement for the remainder of the term, discounted to present value.

     In 1999 and 2000, in collaboration with Ty Inc., the world's largest manufacturer and marketer of plush toys (sold under the name Beanie Babies(R)), we created, developed and marketed certain licensed Beanie Babies products to retailers. Effective January 1, 2000 the Company became a strategic marketing agent for Ty Inc. and will provide Ty Inc. with advisory, design, development and/or creative services on a project by project basis. Ty Warner is the sole shareholder of Ty Inc. and beneficially owns more than 5% of our shares. In 2000, net sales of Beanie Babies related products by us were approximately $7,560,090 for which Ty, Inc. and Ty related parties received no royalty fees.

     Pursuant to a consulting agreement among Eric Stanton, Cyrk and Simon Marketing, Mr. Stanton provided consulting services to Simon Marketing in 2000 in exchange for $455,889. Pursuant to the consulting agreement, Mr. Stanton also received $104,698 for business related expenses and $40,857 for medical and personal expenses. Mr. Stanton is the beneficial owner of more than 5% of our shares.

     Mr. Stanton's wife, Vivian Foo, is an employee of our Simon Marketing (Hong
Kong) Limited subsidiary. We entered into an agreement with Ms. Foo in connection with our acquisition of Simon Marketing. Pursuant to the agreement, Ms. Foo receives annual payments of cash or cash and our common stock (based on the average closing price of our common stock for the 20 trading days immediately preceding each June 9) in the aggregate amount of $600,000. Accordingly, we issued 46,511 of our shares of common stock to Ms. Foo in 2000 as the common stock portion of such payment. In 2000, Ms. Foo's annual base salary and bonus was $778,383 in the aggregate. In addition, pursuant to Ms. Foo's agreement, she is entitled to certain employee benefits in connection with her expatriate status. In 2000, these benefits had an aggregate value of $663,324. The term of Ms. Foo's agreement is for five years ending in June 2002. At the end of the term of the agreement, we may be obligated to make an additional payment to Ms. Foo to the extent that the aggregate value of the shares of common stock issued to her under the agreement plus the gross proceeds she received upon any sale of such shares is below a certain threshold.


                           INDEBTEDNESS OF MANAGEMENT


     During fiscal 2000, Patrick D. Brady, our Co-Chief Executive Officer and Co-President, was indebted to us for the principal amount of $79,050. Mr. Brady incurred this sum of indebtedness because of advances made to him by us. His largest indebtedness at any time during fiscal 2000 was $85,060. The rate of interest charged on the indebtedness is 5.5%. Pursuant to Mr. Brady's employment agreement, the indebtedness will be forgiven unless Mr. Brady's employment is terminated by us for cause or by Mr. Brady without good reason. See "Employment, Severance and Change of Control Agreements."


     During fiscal 2000, Allan I. Brown, our Co-Chief Executive Officer and Co-President, was indebted to us under three promissory notes and pledge agreements for the principal amount of $575,000, $1,000,000 and $1,000,000 respectively. Mr. Brown incurred these sums of indebtedness because of advances made to him by us. The $575,000, $1,000,000 and $1,000,000 indebtedness are secured by 52,904, 421,054 and 666,667 shares of our common stock, respectively, and accrues interest at a rate of 7%, 6.6% and 6.3% per annum, respectively. Pursuant to Mr. Brown's employment agreement, the $575,000 indebtedness will be forgiven unless Mr. Brown's employment is terminated by us for cause or by Mr. Brown without good reason. See "Employment, Severance and Change of Control Agreements." The largest principal amount of indebtedness of Mr. Brown to us during fiscal 2000 was $2,575,000.


     During fiscal 2000, Ted L. Axelrod, an Executive Vice President, was indebted to us for the principal amount of $100,000. Mr. Axelrod incurred this sum of indebtedness because of an advance made to him by us. His largest aggregate amount of indebtedness outstanding at any time during fiscal 2000 was $100,000. The rate of interest charged on the indebtedness is the federal statutory rate.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS


     In order to induce Yucaipa to invest in Cyrk, we entered into employment agreements with Allan Brown and Patrick Brady, pursuant to which Messrs. Brown and Brady now serve as Cyrk's Co-Chief Executive Officers and Co-Presidents. The term of Mr. Brady's agreement is for three years and the term of Mr. Brown's agreement is also for three years with a two year extension option at the election of Mr. Brown.

     Under Mr. Brady's employment agreement, he receives a base salary of $600,000 per annum plus an annual bonus equal to $26,666.66 for each percentage point by which Cyrk's actual earnings before interest, taxes, depreciation and amortization, or EBITDA, for a given fiscal year exceeds 85% of our targeted or projected EBITDA for such fiscal year up to a maximum bonus of $480,000. Mr. Brady also may be paid a discretionary bonus, as determined by the Board. Mr. Brady is also entitled to receive from us all fringe benefits eligible to our executive officers, reimbursement of reasonable business-related and certain other expenses and a $2 million line of credit to be secured by a portion of his shares of our common stock. In addition, we agreed to maintain his split dollar insurance policies as currently in effect, but shall not be obligated to pay annual premiums under these insurance policies of more than $80,000 per year. See "Insurance Arrangements." So long as Mr. Brady's employment is not terminated by us for cause or by him without good reason, we also agreed to forgive a loan to him with an outstanding balance as of December 31, 2000 of $85,060 at the end of the term of his employment agreement.

     Under Mr. Brown's employment agreement, he receives a base salary of $750,000 per annum plus an annual bonus equal to 2.133% of his annual salary, or $15,997, for each percentage point by which Cyrk's actual EBITDA for a given fiscal year exceeds 85% of our targeted or projected EBITDA for such year up to a maximum bonus of $240,000. Mr. Brown also received a signing bonus equal to $2.25 million which shall be proportionately reimbursed to us if his employment terminates prior to November 10, 2004 for any reason other than termination by us without cause or by Mr. Brown for good reason. Mr. Brown also may be paid a discretionary bonus, as determined by the Board. Mr. Brown is also entitled to receive from us all fringe benefits eligible to our executive officers, reimbursement of reasonable business-related and certain other expenses and a $2,000,000 line of credit (which he has drawn in full) secured by a portion of his shares of our common stock. In addition, we agreed to maintain his split dollar insurance policies as currently in effect and, so long as his employment is not terminated by us for cause or by Mr. Brown without good reason, to forgive a loan to him with an outstanding principal amount of $575,000 at the end of the term of his employment agreement. Mr. Brown is also entitled to reimbursement for medical and health expenses not covered by insurance. He is also entitled to reimbursement for all care-giver and other expenses related to family members who accompany him on business trips which extend longer than seven days.

     Pursuant to these employment agreements, upon a change of control of Cyrk, Messrs. Brady and Brown will be entitled to severance benefits and termination rights at least as favorable as those that we have provided any of our executive officers during the term of their employment agreements. In addition, if the employment of Messrs. Brady or Brown is terminated by us without cause or by one of them for good reason, then Messrs. Brady or Brown, as the case may be, is entitled to receive an amount equal to the present value of his base salary and bonus (assuming an average of his bonus for the previous two years) for, in the case of Mr. Brady, the remainder of his employment term plus two years, or in the case of Mr. Brown, the greater of the remainder of his employment term or one year. Both agreements with Messrs. Brady and Brown contain customary non-competition and non-solicitation provisions.

     We have entered into severance agreements with Messrs. Axelrod and Mammola. Pursuant to these agreements, upon termination of their employment with us (other than for cause or disability or by them without good reason), Messrs. Axelrod and Mammola will each be entitled to receive a lump sum payment equal to three times their annual compensation (including without limitation, salary, bonus, and 401(k) matching contributions), certain insurance coverages would continue to be maintained for them by us until the second anniversary of termination of employment, and all of their stock options would become immediately exercisable. As a result of the Company's recent restructuring and other events, the Company may be required to make severance payments to Mr. Mammola and Mr. Axelrod pursuant to these agreements in the aggregate amount of approximately $3,500,000.

     Mr. Angstadt ceased to be an executive officer during fiscal 2000 as a result of a reallocation of his duties enabling him to focus on the Company's e-business subsidiary. In connection with Mr. Angstadt's change in duties he entered into a new arrangement with Cyrk pursuant to which all of his stock options were cancelled, a change of control agreement between Cyrk and Mr. Angstadt was terminated and he is entitled to certain deferred payments including a payment of $329,800 payable to Mr. Angstadt in 2001 for services rendered during fiscal 2000.

     Upon a change of control of Cyrk, The Yucaipa Companies L.L.C. may be entitled to certain payments pursuant to its management agreement with Cyrk. See "Transactions with Certain Stockholders."

     The Performance Graph and the Report of the Compensation Committee on Executive Compensation in this Proxy Statement are not and shall not be deemed incorporated by reference into any of our filings with the Securities and Exchange Commission by implication or by any reference in any such filings to this Proxy Statement.


                            STOCK PERFORMANCE GRAPH


     The following graph assumes an investment of $100 on December 31, 1995 and compares changes thereafter (through December 31, 2000) in the market price of our common stock with (1) the Nasdaq Market Index (a broad market index) and (2) the Marketing Services Group (a published industry index).

     The Nasdaq Market Index includes both U.S. and foreign companies listed on The Nasdaq Stock Market and The Nasdaq SmallCap Market. The Marketing Services Group (MG Industry Group 721) consists of all companies listed on the New York and American Stock Exchanges, and the Nasdaq Stock and Small Cap Markets that derive a majority of their revenues (as shown in their annual reports) from marketing services. UPON THE REQUEST OF ANY STOCKHOLDER, WE WILL FURNISH A LIST OF THE COMPANIES COMPRISING THE MARKETING SERVICE GROUP.

     The performance of the indices is shown on a total return (dividend reinvestment) basis; however, we paid no dividends on our common stock during the period shown. The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates.

                     COMPARISON OF ANNUAL CUMULATIVE RETURN


       CYRK, INC., THE ADVERTISING AGENCY GROUP & THE NASDAQ MARKET INDEX

[COMPANY INDEX MARKET]

                                                                                                              NASDAQ MARKET
                                                       CYRK, INC.                MG GROUP INDEX                   INDEX
                                                       ----------                --------------               -------------
1995                                                     100.00                      100.00                      100.00
1996                                                     133.33                       98.82                      124.27
1997                                                      99.36                      154.91                      152.00
1998                                                      76.92                      229.11                      214.39
1999                                                     121.79                      208.75                      378.12
2000                                                      30.77                      141.05                      237.66


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     This report has been prepared by our Compensation Committee of the Board and addresses our compensation policies with respect to our Co-Chief Executive Officers and executive officers in general. Our Compensation Committee reviews and determines the compensation payable to our Co-Chief Executive Officers and administers our stock plans. Generally, our Compensation Committee and Co-Chief Executive Officers determine and review the compensation for our other executive officers. Each member of the Committee is a non-employee director.

     Our overall policy for compensating executive officers is to establish aggregate compensation levels sufficient to retain and attract executive officers capable of leading us to achieve our business objectives. The principal components of executive compensation are salary, bonus and stock option grants. We also provide supplemental life insurance benefits to our executive officers. In addition, executives are eligible to participate, on a nondiscriminatory basis, in benefit programs provided to employees generally, including group medical and life insurance programs and our 401(k) plan. From time to time, we retain independent consultants to benchmark certain compensation practices for our executives and key employees.

     Our compensation policy with respect to our Co-Chief Executive Officers is the same as our policy for executives generally. The Committee considers various factors in determining the amount of each component of compensation including, without limitation, our profitability, the performance of our stock price, and the completion by such executive officers of projects critical to our long term success; these factors, however, are not assigned individual mathematical weights when the Committee makes such determinations, and therefore, such determinations are based, in part, on the Committee's judgment as to what is reasonable and appropriate.


SALARY


     The salaries of Messrs. Brady and Brown were established pursuant to employment agreements which took effect upon the closing of Yucaipa's investment in Cyrk on November 10, 1999. The salaries of our other executive officers are established at the beginning of each year consistent with our overall compensation policy and based on the Committee's qualitative assessment of their contributions to us.


BONUS



     No mandatory bonuses were paid to our Co-Chief Executive Officers for 2000 under their employment agreements because the Company's EBITDA targets were not met. Annual bonuses made at the discretion of the Committee reflect the Committee's qualitative assessment of the relative contributions of the executive officers during a given year including, without limitation, the closure of certain projects critical to our long term prospects, our profitability and the performance of our stock price. For 2000, we paid a $800,000 bonus to Mr. Brown. We also paid a $250,000 bonus to Mr. Mammola and a $300,000 bonus to Mr. Axelrod.



STOCK OPTIONS


     The Committee believes that stock ownership by executive officers is important in aligning management's and stockholders' interests in the enhancement of stockholder value over the long term. Stock options are awarded based upon the market price of our common stock on the date of grant and are linked to future performance to our common stock because the options do not become valuable to the holder unless the price of our common stock increases above the price as of the date of grant. The number of stock options granted to an executive as a form of compensation is determined by taking into consideration factors such as the number of options previously granted to an executive, the executive's remaining options which are exercisable and the value of those stock options. The Company did not grant stock options to our executive officers in 2000.


INSURANCE


     The split-dollar life insurance program for Mr. Brady was implemented by the Committee in 1994 in recognition of the substantial contributions made by him in 1994 and in prior years. The split dollar life insurance program for Mr. Brown was implemented by Simon Marketing prior to Cyrk's acquisition of Simon Marketing, and was made available by Simon Marketing in recognition of substantial contributions made by Mr. Brown to Simon Marketing. In 1995, the Committee implemented split-dollar life insurance programs for its other executive officers. Messrs. Angstadt, Axelrod and Mammola participate in this program. The Committee's decision to make this insurance available was based on the Committee's evaluation of competitive compensation programs required to attract and retain executive officers in our industry.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)


     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. Qualifying, performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee anticipates that the statute will not alter our policy of establishing executive compensation at levels sufficient to retain and attract executive officers, regardless of deductibility.

The Compensation Committee:

     Joseph W. Bartlett        Ronald W. Burkle        Joseph Anthony Kouba


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Decisions concerning executive compensation are made by the Compensation Committee of the Board, which during 2000 consisted of Messrs. Bartlett, Burkle and Kouba. Neither Messrs. Bartlett, Burkle nor Kouba is or was an officer or employee of us or any of our subsidiaries. In 2000, none of our executive officers served as an executive officer, or on the board of directors, of any entity of which Messrs. Bartlett, Burkle or Kouba also served as an executive officer or as a member of its board of directors.


                              PROPOSAL NUMBER TWO:



                  RATIFICATION OF THE APPOINTMENT OF AUDITORS


     The firm of PricewaterhouseCoopers LLP, certified public accountants, served as our independent auditors for the fiscal year ended December 31, 2000 and, subject to stockholder approval, has been appointed by the Board of Directors as our independent auditors for the fiscal year ending December 31, 2001.

     Although there is no legal requirement that this matter be submitted to a vote of the stockholders, the Board of Directors believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Board will reconsider its appointment.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he wishes to do so and to respond to appropriate questions.


REPORT OF THE AUDIT COMMITTEE



     The Audit Committee oversees Cyrk's financial reporting process on behalf of the Board of Directors. The current members of the Audit Committee are Messrs. Bartlett, Golleher and Kouba. The Audit Committee meets with Cyrk's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Cyrk's internal controls, and the overall quality of Cyrk's financial reporting. The Audit Committee met in March 2001 to review the results of the audit of fiscal year 2000. The Audit Committee operates under a written charter approved by the Board of Directors. The Audit Committee's current charter is attached as ANNEX A to this Proxy Statement.


     In fulfilling its oversight responsibilities regarding Cyrk's financial statements for the year ended December 31, 2000, the Audit Committee reviewed with management the audited financial statements included in Cyrk's Annual Report. This review included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors their judgments as to the quality, and not just the acceptability, of Cyrk's accounting principles and other matters required for discussion under Statement of Accounting Standards No. 61.

     The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. Further, the Audit Committee discussed with the independent auditors the auditors' independence from management and Cyrk.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Cyrk's audited financial statements for the year ended December 31, 2000 be included in the Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

     The aggregate fees the Company expects to be billed for professional services rendered for the audit of Cyrk's financial statements for the fiscal year ended December 31, 2000 and for the reviews of Cyrk's consolidated financial statements included in its Quarterly Reports on Form 10-Q for that fiscal year is $471,744. During 2000, PricewaterhouseCoopers LLP billed $721,823 in aggregate fees for all services rendered other than the audit services described above.

The Audit Committee:

     Joseph W. Bartlett       George G. Golleher       Joseph Anthony Kouba

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

                             PROPOSAL NUMBER THREE:



                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION


                       TO CHANGE THE NAME OF THE COMPANY


     The Board of Directors has approved and recommends that our stockholders approve a proposal to change the name of the Company to Simon Worldwide, Inc. The amendment will be accomplished by amending our Certificate of Incorporation. In connection with the sale of the CPG business in March 2001, we agreed to change our corporate name. The Board believes that the proposed name is more descriptive of the Company's current business.

     The change in corporate name will not affect the status of the Company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's stockholders will not be required to exchange stock certificates to reflect the new name. If a stockholder's shares of common stock are currently represented by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares.

     If the amendment is adopted, Article I of our Certificate of Incorporation would be amended to read as follows:

     "The name of the Corporation is Simon Worldwide, Inc."

     In addition, all other references to our corporate name in our Certificate of Incorporation would be changed to Simon Worldwide, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO SIMON WORLDWIDE, INC.


        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING


     Any stockholder who wishes to present a proposal for action at the 2002 Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by us, must deliver such proposal to us at our principal executive offices no later than December 14, 2001 and must meet the other requirements for inclusion set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

April 24, 2001                                          By Order of the Board of
                                                        Directors
                                                        Patricia J. Landgren
                                                        Secretary

                                                                         ANNEX A



                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


                                    CHARTER


I. PURPOSE


     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Establish standards of internal control to be followed by the Co-Chief Executive Officers and senior management, to include achieving and maintaining a control environment that promotes discipline and structure with regard to the (i) integrity, ethical values and competence of the Company's people; (ii) management's philosophy and operating style; (iii) the way management assigns authority and responsibility, and organizes and develops its people; (iv) and the attention and direction by the Board of Directors.

     - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing team.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing team, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V. of this Charter.


II. COMPOSITION


     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will be deemed "independent" for purposes of this Charter in accordance with the NASDAQ rules regarding Audit Committees. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS


     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing team and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with V., below.


IV. REPORTS


     To enable the Committee to fulfill its duties and responsibilities:

     - The Co-Chief Executive Officers will submit to the Committee on a quarterly basis a report from the Office of the Co-Chief Executive Officers updating the Audit Committee on issues regarding, among other things, risks from external and internal sources that must be assessed, as well as the Company's control activities that help ensure that management directives are carried out.

     - The Company's Chief Financial Officer and Legal Counsel will issue to the Committee on a quarterly basis a report updating the Committee on the control activities of the operating and other units of the Company.


V. RESPONSIBILITIES AND DUTIES


     To fulfill its responsibilities and duties the Audit Committee shall:


DOCUMENTS/REPORTS REVIEW


      1. Review and update this Charter periodically, but no less than annually, as conditions dictate.

      2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3. Review the regular internal reports to management prepared by the internal auditing team and management's response.

      4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.


INDEPENDENT ACCOUNTANTS


      5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

      6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial reporting processes, both internal and external.


FINANCIAL REPORTING PROCESSES


      8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

      9. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing team.


PROCESS IMPROVEMENT


     11. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing team any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent accountants or the internal auditing team in connection with, among other things, the preparation of the financial statements.

     14. Review with the independent accountants, the internal auditing team and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)


ETHICAL AND LEGAL COMPLIANCE


     15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     16. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organization, and the public satisfy legal requirements.

     17. Review activities, organizational structure, and qualifications of the internal audit team.

     18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     20. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      1201-PS-01

                                   CYRK, INC.

ZCYR5B

                                  DETACH HERE


                                     PROXY


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2001

     The undersigned stockholder of Cyrk, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and related Proxy Statement, revokes any prior proxies, and appoints Allan I. Brown, Dominic F. Mammola and Patricia J. Landgren, or any of them, each with full power to act alone, the attorney and proxy for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Cyrk, Inc. common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Cyrk, Inc. to be held at The Four Seasons Hotel, 300 S. Doheny Drive, Los Angeles, California on May 22, 2001 at 10:00 a.m., local time, and any adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR, "FOR" THE NAME CHANGE OF THE COMPANY, AND "FOR" THE OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTERS.

     SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY
    STATEMENT/PROSPECTUS AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER
    1-877-PRX-VOTE (1-877-779-8683).

3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY
    STATEMENT/PROSPECTUS AND PROXY CARD.

2.  GO TO THE WEBSITE
    HTTP://WWW.EPROXYVOTE.COM/CYRK

3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE INSTRUCTIONS PROVIDED.
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/CYRK anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



ZCYR5A
                                  DETACH HERE

Please mark votes as in this example. [X]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

1. Election of Directors.

Nominees: (01) Ronald W. Burkle, (02) George G. Golleher, and (03) Erika Paulson.

[ ] FOR ALL NOMINEES

[ ] WITHHELD FROM ALL NOMINEES

[ ] For all nominees except as noted above

2.  Ratify the selection of PricewaterhouseCoopers LLP as independent auditors.

      FOR       AGAINST         ABSTAIN
      [ ]         [ ]             [ ]

3. Amend the Certificate of Incorporation changing the name of the Company to Simon Worldwide, Inc.

      FOR       AGAINST         ABSTAIN
      [ ]         [ ]             [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Signature:_______________ Date:________ Signature:________________ Date:________